EXHIBIT 99.1

Quantum Leap Energy Appoints Nate Salpeter, Ph.D., a Key Opinion Leader in Fluid Dynamics and Energy Technology, as its Chief Technology Officer

Former TerraPower and Kairos Power engineer brings proven track record of scaling advanced energy technologies

DALLAS, March 5, 2026 -- ASP Isotopes Inc. (NASDAQ: ASPI) (“ASPI”) today announced that Quantum Leap Energy LLC (“QLE” or the “Company”), a wholly-owned subsidiary of ASPI dedicated to advancing innovative technologies and processes across critical segments of the fission and fusion nuclear fuel cycle, has appointed Nate Salpeter, Ph.D. as its Chief Technology Officer.

Dr. Salpeter is a recognized key opinion leader in the field of physics-constrained energy technology optimization, with more than 15 years of experience building computational frameworks, laser-based experimental methods, and first-of-kind engineering programs across nuclear energy and advanced thermal systems. Dr. Salpeter was previously the first fluid dynamicist at both TerraPower and Kairos Power, where he established foundational capabilities in organizations, architecting computational fluid dynamics and reduced-order modeling methods to increase accuracy and significantly reduce development turnaround time.

Dr. Salpeter’s primary responsibilities include optimizing QLE's existing in-licensed and proprietary technologies, implementing rapid learning cycles, and leading disciplined de-risking efforts. His extensive experience in developing solutions that complement the Company’s strategy with hands-on technical execution is expected to be invaluable to QLE as it aims to advance its clean energy technologies. He plans to focus on standing up the computational, experimental, and integration frameworks needed to progress QLE’s commercial goals.

Prior to joining QLE, Dr. Salpeter served as a Systems Lead and Consultant at TerraPower, LLC, where worked on both the Traveling Wave Reactor and more recently the Natrium project. He also served as a Consortium-wide Technical Lead for a DOE-funded program between TerraPower, Areva, Argonne National Laboratory, and Texas A&M University. He has also been a Senior Advisor at Kairos Power and most recently an Advisor at Magrathea Metals, where he built foundational computational frameworks for multiphase, multiphysics, and particle flow systems.

"I am excited to join the Quantum Leap Energy team, and I look forward to serving as a highly technical execution partner to the strong leadership team already in place," said Dr. Nate Salpeter, Chief Technology Officer of QLE. "Throughout my career, I have repeatedly joined emerging organizations at moments where their technology was promising but the methods, processes, and validation frameworks did not yet exist. My goal at QLE will be to ensure that technical decisions are correct, timely, transparent, and aligned with the Company's broader strategic objectives."

Dr. Salpeter has a proven track record of assembling highly effective teams and delivering impactful outcomes, recognized by the American Society of Mechanical Engineers (ASME) with the Lewis F. Moody Award for distinguished contributions to the field of fluid mechanics. In addition to his technical expertise, Dr. Salpeter brings valuable perspective as Co-Founder and General Partner at SNØCAP, a deep-tech venture fund, where he leads technical diligence across energy, industrial, and materials investments. He is also Co-Founder of Sweet Farm Foundation, a 501(c)(3) non-profit that supports its regional community through education and food access programs, and makes global impact through its technology acceleration platform serving as a real-world testbed for hardware, agriculture, biotech, and AI startups.

Dr. Salpeter holds a Ph.D. and M.S. in Mechanical Engineering from Texas A&M University and a B.S. in Mechanical Engineering from the University of Florida. He has also received the American Nuclear Society Thermal Hydraulics Young Professional Award.

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"Dr. Salpeter's appointment marks a significant milestone in the Company's growth," said Ryno Pretorius, Chief Executive Officer of QLE. " We believe his exceptional track record in building computational and experimental programs will be crucial as we advance our technologies toward commercialization. His unique combination of technical depth, entrepreneurial experience, and track record of scaling emerging technologies makes him the ideal CTO to lead our technical team through this next phase of development."

About Quantum Leap Energy

Quantum Leap Energy is a development stage nuclear fuels company dedicated to advancing innovative technologies and processes across critical segments of the nuclear fuel cycle. The Company focuses on both front-end activities, including uranium conversion, enrichment of uranium-235 for nuclear fuel production (HALEU, LEU+ and LEU), and isotopic separation of lithium-6 and lithium-7, as well as back-end radioactive waste treatment technologies. Through exclusive global rights to proprietary Aerodynamic Separation Process (ASP) and laser-based Quantum Enrichment (QE) technologies, Quantum Leap Energy aims to address gaps in the nuclear fuel supply chain for advanced nuclear reactors, small modular reactors, and fusion systems. The Company has established strategic partnerships with industry leaders including TerraPower, Fermi America, and the South Africa Nuclear Energy Corporation (Necsa) to accelerate the commercialization of critical isotopes essential for next-generation nuclear energy systems. For additional information, please visit: https://www.qleapenergy.com/.

About ASP Isotopes Inc.

ASP Isotopes Inc. is a development stage advanced materials company building a differentiated isotope enrichment platform to enhance global supply chain access to critical materials for nuclear medicine, next-generation semiconductors, and nuclear energy. ASPI employs proprietary ASP technology. ASPI’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. ASPI also plans to enrich isotopes for the nuclear energy sector using QE technology that ASPI is developing. ASPI has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

Forward-Looking Statements

Statements contained herein relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the anticipated benefits to QLE and the technical developments resulting from the hiring or engagement of new key personnel, projections about future nuclear fusion power generation technologies and enrichment methods, QLE’s anticipated growth strategies and anticipated trends in QLE’s business, the commencement of research, development and production activities in the United States or the United Kingdom, the future of the company’s enrichment technologies as applied to uranium enrichment, and statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of isotopes, future performance under contracts, and our strategies for product development, engaging with potential customers, market position, and financial results. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which may be beyond QLE’s or ASPI’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by any forward-looking statements. All forward-looking statements speak only as of the date hereof. QLE and ASPI undertake no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Contact

QLE@icrinc.com

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